                                                                   EXHIBIT 99.1


                        AGREEMENT FOR SALE AND PURCHASE
                            OF MEMBERSHIP INTERESTS



         THIS AGREEMENT FOR SALE AND PURCHASE OF MEMBERSHIP INTERESTS (the "Agreement") is made and entered into as of the 19th day of April, 1996 by and between each of ROCHESTER INVESTMENTS LIMITED, a Channel Islands corporation ("RIL"), JOHN CHESTERMAN ("JC"), CAROLE CHESTERMAN ("CC"), and KIRKMICHAEL INVESTMENTS LIMITED, a British Virgin Islands corporation ("KIL"), on the one hand, and each of PLANET HOLLYWOOD (LONDON), INC. (f/k/a Planet Hollywood (Seattle), Inc.), a Florida corporation ("Purchaser"), and PLANET HOLLYWOOD INTERNATIONAL, INC. a Delaware corporation (in its capacity as the successor-in-interest to PLANET HOLLYWOOD, LTD., a Florida limited partnership ("PHL")) ("PHII"), on the other.

         WHEREAS, PLANET HOLLYWOOD (TROCADERO), L.C. (the "Company") is a Florida limited liability company;

         WHEREAS, RIL, JC, CC, PHL, and Shallop Holdings, B.V., a Netherlands corporation, entered into an Operating Agreement dated as of May 12, 1993, as amended (the "Operating Agreement"), which, in addition to the Company's Articles of Organization, Regulations, and miscellaneous other agreements, govern the Company's operations;

         WHEREAS, RIL acquired a 4.8% membership interest in the Company effective as of May 12, 1993, pursuant to the Operating Agreement;

         WHEREAS, effective as of January 1, 1994, PHL acquired from RIL an economic interest in the Company equal to 2.8% of the profits, losses and distributions of the Company (the "2.8% Economic Interest"), and RIL retained a 2% membership interest in the Company (the "2% Member Interest"), plus such other rights of membership attributable to the 2.8% Economic Interest as may have remained, if any, after the sale and transfer of the 2.8% Economic Interest to PHL (with such remaining rights, if any, referred to as the "2.8% Interest");

         WHEREAS, RIL currently owns the 2.8% Interest and the 2% Member Interest free and clear of any and all liens, pledges, mortgages, claims or other encumbrances;

         WHEREAS, JC currently owns 0.1% of the membership interests of the Company (the "JC Interest") free and clear of any and all liens, pledges, mortgages, claims or other encumbrances;

         WHEREAS, CC currently owns 0.1% of the membership interests of the Company (the "CC Interest") free and clear of any and all liens, pledges, mortgages, claims or other encumbrances;





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

         WHEREAS, RIL and KIL each entered into Consulting Agreements and a letter agreement with PHL, with all such agreements dated as of December 31, 1994 (collectively, the "Consulting Agreements");

         WHEREAS, JC currently owes PHII Fifty Thousand Pounds (L.50,000) (comprised of amounts previously advanced to JC by PHII, its predecessors-in-interest and/or affiliates), plus accrued interest (with all such amounts referred to herein as the "JC Debt");

         WHEREAS, Purchaser desires to acquire and accept from each of RIL, JC and CC the 2% Member Interest, the JC Interest and the CC Interest, respectively, and such parties are willing to sell such membership interests to Purchaser on the terms and conditions provided in this Agreement;

         WHEREAS, PHII desires to acquire and accept from RIL the 2.8% Interest, and RIL is willing to transfer and assign such interest to PHII on the terms and conditions provided in this Agreement;

         WHEREAS, RIL, KIL and PHII (as successor-in-interest to PHL) desire to terminate the Consulting Agreements, effective as of the date hereof;

         WHEREAS, PHII owns all of the issued and outstanding shares of Purchaser's stock;





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

         WHEREAS, PHII, in its capacity as Purchaser's parent company, has entered into a Plan of Acquisition with Purchaser regarding the funding of the consideration to be paid by the Purchaser hereunder, whereby PHII will, immediately prior to or concurrent with the Closing, contribute the requisite number of shares of PHII's Voting Class A Common Stock, par value $.01 (the "Common Stock") to Purchaser as a contribution to Purchaser's capital, which shares shall constitute the entire consideration to be paid by Purchaser hereunder; and

         WHEREAS, PHII desires to grant its consent, pursuant to Section 8.1 of the Operating Agreement and in its capacity as the majority Member of the Company, to the transfer of the membership interests described herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.  Sale and Transfer of Membership Interests.

                 a. Upon the terms of and subject to the conditions contained in this Agreement, at the Closing (as hereinafter defined), RIL will sell, assign, transfer and deliver to Purchaser, and Purchaser will accept and purchase from RIL, the 2% Membership





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

Interest, as represented by the Company's Membership Certificate No. 2, a copy of which is attached hereto as Exhibit A.

                 b. Upon the terms of and subject to the conditions contained in this Agreement, at the Closing (as hereinafter defined), JC will sell, assign, transfer and deliver to Purchaser, and Purchaser will accept and purchase from JC, the JC Interest, as represented by the Company's Membership Certificate No. 3, a copy of which is attached hereto as Exhibit B.

                 c. Upon the terms of and subject to the conditions contained in this Agreement, at the Closing (as hereinafter defined), CC will sell, assign, transfer and deliver to Purchaser, and Purchaser will accept and purchase from CC, the CC Interest, as represented by the Company's Membership Certificate No. 4, a copy of which is attached hereto as Exhibit C.

                 d. Upon the terms of and subject to the conditions contained in this Agreement, at the Closing (as hereinafter defined), RIL will assign, transfer and deliver to PHII, and PHII will acquire and accept from RIL, the 2.8% Interest.

         2. Termination of Consulting Agreements. Each of RIL, KIL and PHII (as the successor-in-interest of PHL) hereby covenant and agree that the Consulting Agreements shall be canceled and terminated and be of no further force and effect as of the date of





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

Closing, and each of RIL and KIL hereby agree to execute such documents at the Closing, reasonably acceptable to PHII counsel, that effect such cancellations and terminations of their Consulting Agreements.

         3. Consideration. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements of RIL, KIL, JC and CC contained in this Agreement, at the Closing and in exchange for the 2% Membership Interest, the JC Interest, the CC Interest, the 2.8% Interest and the cancellation and termination of the Consulting Agreements: (i) Purchaser shall deliver to RIL, in full and complete consideration therefor and in accordance with the Plan of Acquisition, 71,389 (seventy-one thousand three hundred eighty-nine) validly issued, fully paid and nonassessable shares of the Common Stock, and (ii) PHII shall forgive the JC Debt and such amounts shall be reflected on the books of PHII as fully satisfied and paid in full. The transferability of the Common Stock transferred hereunder shall not be restricted in any way by Purchaser or PHII; however, each of RIL, KIL, JC and CC acknowledge that such shares of Common Stock have not been registered under the Securities Acto of 1933, as amended (the "Securities Act") and therefore the transferability of such shares of Common Stock may be restricted by applicable governmental statutes, rules and regulations, including, but not limited to, the Securities Act, the Securities Exchange Act of 1934, as amended, and the regulations of the United States Securities and Exchange Commission. PHII agrees that, as promptly as reasonably practicable following the Closing, it shall use its reasonable best efforts to cause a registration statement (on such appropriate form as PHII, in its reasonable discretion, shall determine) under the Securities Act to be declared effective that would permit RIL to resell such shares thereunder upon delivery of a resale prospectus. PHII shall be required to maintain the effectiveness of such registration statement for a period of not more than ninety (90) days (or such shorter period in which all of the shares of Common Stock delivered to RIL pursuant hereto have been sold thereunder). RIL shall sell all such registered shares only through the block trading desk at Bear, Stearns & Co. Inc. in order to facilitate any sales in an orderly manner.

         4. Closing. The closing of the sale of the Membership Interest (the "Closing") will take place at the offices of Purchaser on May ___, 1996, or at such other place or time or both as the parties may mutually agree. All actions to be taken at the Closing shall be deemed to have been taken simultaneously and no





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

proceedings shall be deemed taken nor deliveries deemed made until all have been taken or made. At the Closing, RIL, JC, and CC shall deliver to Purchaser Membership Certificate Numbers 2, 3, and 4, and shall execute and deliver related Assignments Separate from Certificate, attached hereto as composite Exhibit D. Further, at the Closing, RIL and KIL shall each execute and deliver documents, as described in Section 2 above, terminating the Consulting Agreements.

         5. Consent. PHII hereby consents, pursuant to Section 8.1 of the Operating Agreement, to the substitution of itself as a Member with respect to the 2.8% Interest and to the substitution of Purchaser as a Member with respect to the 2% Membership Interest, the JC Interest and the CC Interest, all as of the date of Closing.

         6.      General Releases.

                 a. RIL, KIL, JC and CC for themselves and each of their affiliates, subsidiaries, related corporations, partners, or other entities, and each of their heirs, assigns, predecessors and successors in interest, principals, shareholders, directors, officers, employees, agents and representatives, hereby (and without any further action by any party) release, remise, acquit, satisfy, relieve and forever discharge PHII and the Company, and PHII's and the Company's present, future and former affiliates, subsidiaries, related corporations or other entities, and their heirs, assigns, predecessors and successors in interest, principals, shareholders, members, directors, officers, employees, agents, attorneys and representatives, from any and all claims, actions, demands and causes of action for any legal or equitable damages or remedies of whatever type or nature, through and including the date of closing, whether known or unknown, arising out of, concerning, pertaining or attributable to, or in any other way relating to, the establishment, organization, development, operation, conduct, or management of:
(i) the Company and/or the Company's business and activities, and the accounting thereof and therefor, (ii) PHII and/or PHII's business and activities, or (iii) the Company's or PHII's duties, obligations and/or responsibilities under the Operating Agreement and/or the Consulting Agreements.

                 b. PHII and the Company, for themselves and each of their affiliates, subsidiaries, related corporations, partners, or other entities, and each of their heirs, assigns, predecessors and successors in interest, principals, shareholders, directors, officers, employees, agents and representatives, hereby (and without any further action by any party) release, remise, acquit, satisfy, relieve and forever discharge RIL, KIL, JC and CC, and RIL's, KIL's, JC's and CC's present, future and former affiliates, subsidiaries, related corporations or other entities, and their heirs, assigns, predecessors and successors in interest, principals, shareholders, members, directors, officers, employees, agents, attorneys and representatives, from any and all claims, actions, demands and causes of action for any legal or equitable damages or remedies of whatever type or nature, through and including the date of closing, whether known or unknown, arising out of, concerning, pertaining or attributable to, or in any other way relating to, the establishment, organization, development, operation, conduct, or management of:
(i) the Company and/or the Company's business and activities, (ii) RIL's, KIL's, JC's and CC's business and activities, or (iii) RIL's, KIL's, JC's and/or CC's duties, obligations and/or responsibilities under the Operating Agreement and/or the Consulting Agreements.

         7. RIL, KIL, JC and CC Representations and Warranties. RIL, JC and CC each hereby represent and warrant to Purchaser and PHII that such parties are the owners of the 2% Membership Interest and the 2.8% Interest, the JC Interest and the CC Interest, respectively, that such interests are not subject to any pledge, lien or other encumbrance, and are not subject to claims of any creditors (collectively, "Liens"), and that each such party has the right, power and authority to transfer such Interests to Purchaser,





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

subject to the terms and conditions of the Operating Agreement, and that upon the delivery of such interests to the Purchaser at the Closing, the Purchaser will acquire good and valid title thereto, free and clear of all Liens. RIL and KIL each hereby represent and warrant to Purchaser and PHII that such parties have full power and authority to terminate and cancel the Consulting Agreements, to execute this Agreement, to deliver this Agreement to Purchaser and PHII and to carry out the provisions hereof, and that such power and authority has been duly authorized by their respective Boards of Directors. Each of RIL, KIL, JC and CC further represent and warrant to each of Purchaser and PHII that the terms and conditions of this Agreement and all other instruments and agreements to be delivered by such parties to Purchaser and/or PHII pursuant to the terms of this Agreement are valid, binding and enforceable against such parties in accordance with their terms, subject only to applicable bankruptcy, moratorium and other laws generally affecting the rights and remedies of creditors.

         8. Purchaser Representations and warranties. Purchaser represents and warrants to Seller as follows:

                 (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida,





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

                 (b) Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby,

                 (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions and no other proceedings on the part of Purchaser or its shareholders are necessary to authorize this Agreement and the transactions contemplated hereby, and

                 (d) All procedures required by the Company's organizational documents (including its Articles of Organization, Regulations and the Operating Agreement) for this transfer of the Membership Interest have been properly complied with.

         9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10. No Assignment. Neither Purchaser nor any of RIL, KIL, JC or CC shall assign their rights or delegate their obligations pursuant to this Agreement unless and until any such assignment or delegation shall first be consented to in a written instrument executed by the other; provided, however, that Purchaser may assign its rights, but not delegate its obligations, under this Agreement





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

without the consent of such other parties to PHII or to any other corporation or entity owned and controlled by PHII.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the conflicts of law principles thereof. The parties hereby submit to the exclusive jurisdiction of the Florida state and federal courts as regards any claim dispute or matter arising out of or relating to this Agreement or any of the documents to be executed pursuant to this Agreement.

         12. Venue. The exclusive legal venue for any legal action, claim, suit, dispute or matter arising out of or relating to this Agreement or any documents to be executed pursuant to this Agreement by the parties hereto shall be Orange County, Florida.

         13. Entire Agreement. This Agreement and the Termination Agreement constitute the entire agreement among the parties to this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

         14. Amendment. This Agreement may be amended or modified only by a written instrument duly executed by each party to this Agreement.





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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above with the intent to be legally bound hereby.

                                        KIRKMICHAEL INVESTMENTS LIMITED,
                                        a corporation formed under
                                        the laws of the country
                                        of British Virgin Islands



                                        By:_____________________________
                                        Name:___________________________
                                        Its:____________________________


                                        ROCHESTER INVESTMENTS LIMITED,
                                        a Channel Islands corporation



                                        By:_____________________________
                                        Name:___________________________
                                        Its:____________________________



                                        ________________________________
                                        John Chesterman



                                        ________________________________
                                        Carole Chesterman


                                        PLANET HOLLYWOOD (LONDON), INC.,
                                        a Florida corporation
                                        (f/k/a Planet Hollywood (Seattle),
                                        Inc.)

                                         By:_____________________________
                                         Name:___________________________
                                         Its:____________________________


                                          PLANET HOLLYWOOD INTERNATIONAL, INC.,
                                          a Delaware corporation



                                          By:_____________________________
                                          Name:___________________________
                                          Its:____________________________

                                   EXHIBIT D

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


         FOR VALUE RECEIVED, I, CAROLE CHESTERMAN, hereby sell, assign and transfer unto PLANET HOLLYWOOD (LONDON), INC., a Florida corporation (f/k/a Planet Hollywood (Seattle), Inc.), a one-tenth percent (0.1%) membership interest in PLANET HOLLYWOOD (TROCADERO), L.C., a Florida limited liability company ("PHT") standing in my name on the books of PHT represented by Certificate No. 4, and do hereby constitute and appoint Byrd F. Marshall, Jr. as attorney-in-fact to transfer the said membership interest on the books of PHT, with full power of substitution in the premises.





Dated:
      --------------------------------     -------------------------------
                                           Carole Chesterman


Witness:



- -------------------------------------

                                   EXHIBIT D

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


         FOR VALUE RECEIVED, I, JOHN CHESTERMAN, hereby sell, assign and transfer unto PLANET HOLLYWOOD (LONDON), INC., a Florida corporation (f/k/a Planet Hollywood (Seattle), Inc.), a one-tenth percent (0.1%) membership interest in PLANET HOLLYWOOD (TROCADERO), L.C., a Florida limited liability company ("PHT") standing in my name on the books of PHT represented by Certificate No. 3, and do hereby constitute and appoint Byrd F. Marshall, Jr. as attorney-in-fact to transfer the said membership interest on the books of PHT, with full power of substitution in the premises.





Dated:
      --------------------------         ----------------------------------
                                         John Chesterman


Witness:


- --------------------------------

                             TERMINATION AGREEMENT


         THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into as of the 19th day of April, 1996, by and between ROCHESTER INVESTMENTS LIMITED, a Channel Islands corporation ("RIL"), KIRKMICHAEL INVESTMENTS LIMITED, a British Virgin Islands corporation ("KIL"), and PLANET HOLLYWOOD INTERNATIONAL, INC. a Delaware corporation (in its capacity as successor-in-interest to PLANET HOLLYWOOD, LTD., a Florida limited partnership ("PHL")) ("PHII").

                              W I T N E S S E T H:


         WHEREAS, RIL and KIL each entered into a Consulting Agreement with PHL, and together joined in a letter agreement with PHL, with all such agreements dated as of December 31, 1994, copies of which are attached hereto as Composite Exhibit A (collectively, the "Consulting Agreements");

         WHEREAS, simultaneous with the execution of this Agreement, the parties are closing various transactions described in that certain Agreement for Sale and Purchase of Membership Interests dated as of April 19, 1996 (the "Purchase Agreement");

         WHEREAS, the parties hereto desire, in accordance with the terms of the Purchase Agreement, that the Consulting Agreements be terminated and canceled as of the date hereof.

         NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, including, without limitation, the consideration provided for in the Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Termination and Cancellation. The parties hereto agree that, effective as of the date hereof, the Consulting Agreements shall be terminated and canceled, and shall be of no further force and effect.

         2. Full Satisfaction. The parties hereto further agree that any and all payments, duties or obligations to be made or effected by PHL and/or PHII under the Consulting Agreements have been fully and completely satisfied and discharged.

         3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the conflicts of law principles thereof. The parties hereby submit to the exclusive jurisdiction of the Florida state and federal courts as regards any claim dispute or matter arising out of or relating to this Agreement or any of the documents to be executed pursuant to this Agreement.

         5. Venue. The exclusive legal venue for any legal action, claim, suit, dispute or matter arising out of or relating to this Agreement or any documents to be executed pursuant to this Agreement by the parties hereto shall be Orange County, Florida.

         6.      Counterparts:    This Agreement may be executed simultaneously
in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above with the intent to be legally bound hereby.

                                        KIRKMICHAEL INVESTMENTS LIMITED,
                                        a corporation formed under
                                        the laws of the country
                                        of British Virgin Islands



                                        By:_____________________________
                                        Name:___________________________
                                        Its:____________________________


                                        ROCHESTER INVESTMENTS LIMITED,
                                        a Channel Islands corporation



                                        By:_____________________________

                                        Name:___________________________
                                        Its:____________________________


                                        PLANET HOLLYWOOD INTERNATIONAL,
                                        INC., a Delaware corporation



                                        By:_____________________________
                                        Name:___________________________
                                        Its:____________________________

                                   EXHIBIT D

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED, ROCHESTER INVESTMENTS LIMITED, a Channel Islands corporation ("Rochester"), hereby sells, assigns and transfers unto:

         (i) PLANET HOLLYWOOD (LONDON), INC., a Florida corporation (f/k/a Planet Hollywood (Seattle), Inc.) a 2% membership interest in
         PLANET HOLLYWOOD (TROCADERO), L.C., a Florida limited liability company ("PHT"), standing in my name on the books of PHT represented by Certificate No. 2, and

         (ii) PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation ("PHII"), such interest in a 2.8% membership interest in PHT, if any, as may have been retained by Rochester after Rochester's transfer, sale and assignment, as of January 1, 1994, to PHII, of a 2.8% economic interest in PHT, also standing in my name on the books of PHT represented by Certificate No. 2, and do hereby constitute and appoint Byrd F. Marshall, Jr. as attorney-in-fact to transfer the said interests on the books of PHT, with full power of substitution in the premises.

                                        ROCHESTER INVESTMENTS LIMITED,
                                        a Channel Islands corporation



Dated:                                  By:
      -----------------------              -----------------------------

                                     Name:
                                          -------------------------------

                                      Its:
                                          -------------------------------

Witness:




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